Exhibit 99.1

Microbot Medical® Expands Commercial Leadership with Appointment of Christina Bailey as VP of Sales

Company Continues to Strengthen Organizational Infrastructure with Success-Driven Medical Device Veteran

HINGHAM, Mass., July22, 2025 — Microbot Medical Inc. (Nasdaq: MBOT), developer of the innovative LIBERTY® Endovascular Robotic System, announced the appointment of Christina Bailey as its new Vice President of Sales. A two-time U.S. Olympian with 20 years of medical device sales experience, Ms. Bailey has successfully led commercial teams to achieve sales goals. She will report directly to Harel Gadot, the Company’s CEO, President and Chairman.

Ms. Bailey has held a variety of sales leadership roles. She has worked with notable companies like Boston Scientific, Abbott, Stryker and Intuitive Surgical that have equipped her with the insights necessary to drive growth and innovation. As the Vice President of US Sales at Endologix, her leadership in building and scaling the sales team while achieving sales milestones demonstrate her capability to lead crucial product launches. Ms. Bailey serves as a Board Member for USA Hockey. As a member of the U.S.A. Women’s Hockey Team, she won a gold medal at the 1998 Winter Olympics held in Nagano, Japan.

“Christina is a sales leader with a track record of building and working within high-performing teams across her professional and Olympic careers,” commented Mr. Gadot. “We believe her leadership will strengthen our commercial efforts as she begins establishing an experienced and mission-driven sales team to support our anticipated launch of LIBERTY.”

LIBERTY is an investigational device pending FDA 510(k) clearance, and is currently not available for sale in the U.S.

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a pre-commercial stage medical technology company with a vision to redefine endovascular robotics and improve the quality of care for millions of patients and providers globally. The Company has developed the world’s first single-use, fully disposable endovascular robotic system, which aims to eliminate traditional barriers to accessing advanced robotic systems.

Further information about Microbot Medical® is available at http://www.microbotmedical.com.

Safe Harbor

Statements to future financial and/or operating results, future growth in research, technology, clinical development, commercialization and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “contemplates,” “continues,” “could,” “forecasts,” “intends,” “may,” “might,” “possible,” “potential,” “predicts,” “projects,” “should,” “would,” “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements involve risks and uncertainties, including, without limitation, the Company’s need for and ability to obtain additional working capital to continue its transition to a commercially focused company, market conditions, risks inherent in the development and/or commercialization of the LIBERTY Endovascular Robotic System, uncertainty in the results of regulatory pathways and regulatory approvals, including whether the FDA will timely grant 510(k) clearance to commercially market the LIBERTY Endovascular Robotic System in the United States if at all, uncertainty resulting from political, social and geopolitical conditions, particularly any changes in personnel or processes or procedures at the FDA and announcements of tariffs on imports into the U.S., disruptions resulting from new and ongoing hostilities between Israel and the Palestinians, Iran and other neighboring countries, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical® can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical® disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:

IR@microbotmedical.com